UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2013

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d) On Monday, January 28, 2013, Simmons First National Corporation Board of Directors approved the appointment of David L. Bartlett, President & Chief Banking Officer of the Company, as a director of the Company. Committee appointments for Mr. Bartlett have not been determined at this time. Mr. Bartlett has been employed by the Company since 2004 serving in various executive capacities for the Company and its subsidiaries, culminating in his current position of President & Chief Banking Officer of the Company.  Mr. Bartlett will not receive any Board fees or other compensation for his service as a Director of the Company, but will continue his participation in the various compensation plans of the Company.  As a named executive officer, certain information concerning Mr. Bartlett's compensation for the calendar year ended 2011 were disclosed in the Company's definitive proxy materials filed on EDGAR and delivered to the Company's shareholders for its annual shareholders meeting held on April 17, 2012.   It is anticipated that Mr. Bartlett will be a named executive officer for the calendar year ended December 31, 2012 and information concerning his compensation will be disclosed in the definitive proxy materials for the Company's annual shareholders meeting to be held on April 16, 2013, when such proxy materials are filed on EDGAR and submitted to the Company's shareholders.

(c) On Monday, January 28, 2013, the Board of Directors of Simmons First National Corporation designated David W. Garner as the Senior Vice President, Controller and Chief Accounting Officer.  Mr. Garner has been employed by the Company and its subsidiaries in their audit and accounting groups since 1997.  Most recently, Mr. Garner served as Senior Vice President and Controller of the Company. Mr. Garner holds a Bachelor of Science degree in accounting from the University of Arkansas at Little Rock.  He received the designation of Certified Public Accountant in 1996 and Certified Risk Professional in 2002. He has attended the American Institute of Certified Public Accountants Banking School at the University of Virginia and is a member of the Arkansas Society of Certified Public Accountants, American Institute of Certified Public Accountants and the National Investor Relations Institute.  Mr. Garner's base salary was increased $10,000 to $170,030.  His participation in the Company's incentive compensation plans was not affected by his change in position.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/  Robert A. Fehlman
Date: January 31, 2013	Robert A. Fehlman,
Sr. Executive Vice President, Chief Financial Officer
    & Treasurer